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                                                                   EXHIBIT 10.9


                                                                             5-C


                           SECURITY AND LOAN AGREEMENT

        THIS SECURITY AND LOAN AGREEMENT is entered into as of June 19, 1997 (this "Loan Agreement") between BROCADE COMMUNICATIONS SYSTEMS, INC., a California corporation (herein called "Borrower") and IMPERIAL BANK (herein called "Bank").

        1. FACILITY-A COMMITMENT. Subject to all the terms and conditions of this Loan Agreement and prior to the termination of its commitment as hereinafter provided, Bank hereby agrees to make loans (each a "Facility-A Loan") to Borrower, from time to time in such amounts as may be determined by Bank up to, but not exceeding, an aggregate unpaid principal balance of $4,000,000.00 (the "Facility-A Commitment"). If at any time or for any reason, the outstanding principal amount of the Facility-A Loan Account (as hereinafter defined) is greater than the Facility-A Commitment, Borrower shall immediately pay to Bank, in cash, the amount of such excess. Any commitment of Bank, pursuant to the terms of this Loan Agreement, to make Facility-A Loans shall expire on the Facility-A Maturity Date (as hereinafter defined), subject to Bank's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of said commitment shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. Provided that no Event of Default (as hereinafter defined) has occurred and is continuing, all or any portion of the Facility-A Loans advanced by Bank which are repaid by Borrower shall be available for reborrowing in accordance with the terms hereof. Borrower promises to pay to Bank the entire outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Facility-A Loans on June 18, 1998 ("Facility-A Maturity Date"). The outstanding principal balance due under the Facility-A Loan Account may be repaid, in whole or in part, without penalty at any time or from time to time prior to the Facility-A Maturity Date.

              A. FACILITY-A LOANS. At any time from the date hereof and prior to the Facility-A Maturity Date, Borrower may from time to time request advances from Bank up to an aggregate principal amount outstanding under the Facility-A Commitment equal to the sum of: (1) eighty percent (80.0%) of Eligible Accounts plus (2) the lesser of $500,000 or 40% of Finished Goods Inventory plus (3) until November 30, 1997,$500,000.00 (the "Non-Formula Availability") (such sum being hereinafter referred to as the "Facility-A Borrowing Base"). When Borrower desires to obtain a Facility-A Loan, Borrower shall notify Bank (which notice shall be signed by an officer of Borrower and shall be irrevocable) in accordance with Section 3 hereof, to be received no later than 3:00 p.m. Pacific time one (1) business day before the day on which the Facility-A Loan is to be made. Facility-A Loans may only be used for short term working capital requirements, the issuance of letters of credit and hedging of foreign currency exposures. The amount of each Facility-A Loan shall be debited to the loan ledger account of Borrower maintained by Bank with respect to Facility-A Loans (the "Facility-A Loan Account") and Bank shall credit the Facility-A Loan Account with all loan repayments in respect thereof made by Borrower. If at any time or for any reason (including, without limitation, at the expiration of the Non-Formula Availability and because of the expiration of the Non-Formula Availability), the outstanding principal amount of the Facility-A Loan Account is greater than the Facility-A Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.


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                    (i) INTEREST PAYMENTS ON FACILITY-A LOANS. Borrower
promises to pay to Bank from the date of the advance of the initial Facility-A Loan through the Facility-A Maturity Date, on or before the tenth (10th) day of each month, interest on the average daily unpaid balance of the Facility-A Loan Account during the immediately preceding month at a rate of interest per annum, equal to the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Facility-A Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

                    (ii) LETTER OF CREDIT USAGE AND SUBLIMIT. Subject to the availability of the Facility-A Commitment and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the business day immediately prior to the Facility-A Maturity Date, Bank shall issue for the account of Borrower such standby and commercial letters of credit ("Letters of Credit") as Borrower may request, which request shall be made by delivering to Bank a duty executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (a) shall not at any time exceed $500,000, and (b) shall be deemed to constitute Facility-A Loans for the purpose of calculating availability under the Facility A Commitment. Unless Borrower shall have deposited with Bank cash collateral in an amount sufficient to cover all undrawn amounts under each such Letter of Credit and Bank shall have agreed in writing, no Letter of Credit shall have an expiration date that is later than the Facility-A Maturity Date. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing Letters of Credit for Borrower.

                    (iii) FOREIGN EXCHANGE USAGE AND SUBLIMIT. Subject to the availability of the Facility-A Commitment and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the business day immediately prior to the Facility-A Maturity Date, Bank shall arrange the purchase by Borrower of foreign exchange futures contracts ("Exchange Contracts") as Borrower may request, which request shall be made by delivering to Bank a duly executed exchange contract application on Bank's standard form; provided, however, that the maximum aggregate notional contract amount under all such Exchange Contracts shall not at any time exceed $1,000,000, provided, further, that 10% of the maximum aggregate notional contract amount under all such Exchange Contracts shall be deemed to constitute outstanding Facility-A Loans for the purpose of calculating availability under the Facility-A Commitment. Unless Borrower shall have deposited with Bank cash collateral in an amount sufficient to cover all undrawn amounts under each such Exchange Contract and Bank shall have agreed in writing, no Exchange Contract shall have a due date that is later than the Facility-A Maturity Date. All Exchange Contracts shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form exchange contract application. Borrower will pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing Exchange Contracts for Borrower. After and during the continuance of an Event of Default, Bank may, in its sole and absolute discretion, terminate any or



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all of the Exchange Contracts. Borrower agrees to indemnify and hold harmless
Bank from and against all loss, costs and expense associated with any such termination of any Exchange Contract.

        2. FACILITY-B COMMITMENT. Subject to all the terms and conditions of this Loan Agreement and prior to the termination of its commitment as hereinafter provided, Bank hereby agrees to make loans (each a "Facility-B Loan") to Borrower in such amounts as Borrower shall request pursuant to this
Section 2 at any time prior to June 18, 1998 (the "Facility-B Availability End Date"), in an aggregate principal amount not to exceed to exceed $1,500,000.00 (the "Facility-B Commitment"). If at any time or for any reason, the outstanding principal amount of the Facility-B Loan Account (as hereinafter defined) is greater than the Facility-B Commitment, Borrower shall immediately pay to Bank, in cash, the amount of such excess. Any commitment of Bank, pursuant to the terms of this Loan Agreement, to make Facility-B Loans shall expire on the Facility-B Availability End Date, subject to Bank's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of said commitment shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. Facility-B Loans which are repaid by Borrower may not be reborrowed. Borrower promises to pay to Bank the outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Facility-B Loan Account on the dates set forth below, the final such date being that date forty-eight months from the date hereof ("Facility-B Maturity Date").

              A. FACILITY-B LOANS. The amount of each Facility-B Loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank for the Facility-B Commitment (herein called the "Facility-B Loan Account") and Bank shall credit the Facility-B Loan Account with all loan repayments in respect thereof made by Borrower. When Borrower desires to obtain a Facility-B Loan, Borrower shall notify Bank (which notice shall be signed by an officer of Borrower and shall be irrevocable) in accordance with Section 3 hereof, to be received no later than 3:00 p.m. Pacific time one (1) business day before the day on which the Facility-B Loan is to be made. The notice shall be signed by an officer of Borrower and contain a detailed schedule of the items being financed, including copies of paid invoices and serial numbers for the original equipment, furniture or software to be financed. Facility-B Loans may only be used to finance equipment, furniture or software purchased by the Borrower after February 29, 1997 and will be limited to (1) one hundred percent (100%) of the original equipment invoice amount for such equipment less any taxes, shipping and freight charges or discounts, warranty charges, installation expenses and other soft costs, (2) one hundred percent (100%) of the original furniture invoice amount for such furniture less any taxes, shipping and freight charges or discounts, warranty charges, installation expenses and other soft costs and (3) eighty-five percent (85%) of the original software invoice amount for such software less any taxes, shipping and freight charges or discounts, warranty charges, installation expenses and other soft costs. Notwithstanding the foregoing, Facility-B Loans made for the purpose of financing (a) furniture shall be limited to a maximum aggregate total amount of $100,000.00 and (b) software shall be limited to a maximum aggregate total amount of $300,000-00.

                    (i) INTEREST PAYMENTS. Borrower promises to pay to Bank from the date of the advance of the initial Facility-B Loan through the Facility-B Maturity Date, on or before the tenth (10th) day of each month through the Facility-B Maturity Date, interest on the average daily unpaid and unamortized principal balance of the Facility-B Loan Account during the immediately



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preceding month at a rate of interest equal to one percent (1.0%) per annum in excess of the Prime Rate, which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Facility-B Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

                    (ii) QUARTERLY TERM OUT AND PRINCIPAL PAYMENTS.

                         (a) FIRST QUARTER TERM OUT. Borrower promises to pay
to Bank (1) the principal balance of the Facility-B Loan Account outstanding on the date which is three months following the date hereof (the "First Quarter Term Out Date") in thirty-six (36) equal monthly installments of principal, beginning on that date four (4) months after the date hereof, plus (2) interest computed in accordance with SECTION 2A(i) hereof.

                         (b) SECOND QUARTER TERM OUT. Borrower promises to pay
to Bank (1) the principal balance of the Facility-B Loans made after the First Quarter Term Out Date through the date three months thereafter (the "2nd Quarter Term Out Date") in thirty-six (36) equal monthly installments of principal, beginning on that date seven (7) months after the date hereof, plus (2) interest computed in accordance with SECTION 2A(i) hereof.

                         (c) THIRD QUARTER TERM OUT. Borrower promises to pay to
Bank (1) the principal balance of the Facility-B Loans made after the 2nd Quarter Term Out Date through the date three months thereafter (the "3rd Quarter Term Out Date") in thirty-six (36) equal monthly installments of principal, beginning on that date ten (10) months after the date hereof, plus (2) interest computed in accordance with SECTION 2A(i) hereof.

                         (d) FOURTH QUARTER TERM OUT. Borrower promises to pay
to Bank (1) the principal balance of the Facility-B, Loans made after the 3rd Quarter Term Out Date through the date three months thereafter (the "4th Quarter Term Out Date") in thirty-six (36) equal monthly installments of principal, beginning on that date thirteen (13) months after the date hereof, plus (2) interest computed in accordance with SECTION 2A(i) hereof.

        3. LOAN REQUESTS. Requests for Loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in SECTIONS 1 or 2 hereof, which shall disclose that Borrower is entitled to the amount and type of Loan being requested. Bank is hereby authorized to charge Borrower's deposit account(s) with Bank for all sums due Bank under this Loan Agreement.

        4. DELIVERY OF PAYMENTS. Payment to Bank of all amounts due hereunder shall be made at its Santa Clara Valley Regional offices, or at such other place as may be designated in writing by Bank from time to time. If any payment due date falls on a day that is not a day that Bank is open for the transaction of business ("Banking Day"), the payment due date shall be extended to the next Banking Day.

        5. LATE CHARGES. If any interest payment, principal payment or principal balance payment required hereunder is not received by Bank on or before ten (10) days from the date in



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which such payment becomes due, Borrower shall pay to Bank, a late charge equal to the lesser of (a) one and one-half percent (1.50%) of the amount of such unpaid payment, in addition to said unpaid payment or (b) the maximum amount permitted to be charged by applicable law, until remitted to Bank; provided, however, nothing contained in this Section 5, shall be construed as any obligation on the part of Bank to accept payment of any past due payment or less than the total unpaid principal balance of the Loan Accounts (as hereinafter defined) following their respective Maturity Dates. All payments shall be: applied first to any late charges due hereunder, next to accrued interest then payable and the remainder, if any, to reduce any unpaid principal due under the Loan Accounts, as applicable.

        6. DEFAULT INTEREST. From and after the Facility-A Maturity Date and/or the Facility-B Maturity Date, as applicable, or such earlier date as all sums owing under the respective Loan Accounts become due and payable by acceleration or otherwise, or upon the occurrence and continuance of an Event of Default, at the option of Bank and upon fifteen (15) days prior notice to Borrower, all sums owing under the applicable Loan Account shall bear interest until paid in full at a rate equal to the lesser of (a) five percent (5.0%) per annum in excess of the then applicable interest rate provided for in SECTIONS 1A(i) OR 2A(i) hereof, respectively, or (b) the maximum amount permitted to be charged by applicable law, until all obligations hereunder are repaid in full or the Event of Default is cured to the satisfaction of Bank, as applicable.

        7. DEFINITIONS. As used in this Loan Agreement and unless otherwise defined herein, all initially capitalized terms shall have the meanings set forth on EXHIBIT A attached hereto and incorporated herein by this reference.

        8. ASSIGNMENT OF ACCOUNTS. Borrower hereby assigns to Bank all of Borrower's present and future Accounts, including all proceeds due thereunder, all guaranties and security therefor, and hereby grants to Bank a continuing security interest in all moneys collected as contemplated under Section 9 hereof as security for any and all obligations of Borrower to Bank, whether now owing or hereafter incurred and whether direct, indirect, absolute or contingent. So long as Borrower is indebted to Bank or Bank is committed to extend credit to Borrower and there shall exist and be continuing an Event of Default, Borrower will execute and deliver to Bank such assignments, including Bank's standard forms of Specific or General Assignment covering individual Accounts, notices, financing statements, and other documents and papers as Bank may require in order to affirm, effectuate or further assure the assignment to Bank of the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Bank's interest in the Collateral. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall be entitled to use the proceeds of such Accounts in the ordinary course of its business.

        9. COLLECTION OF ACCOUNTS. Until Bank exercises its rights to collect the Accounts pursuant to SECTION 18 hereof, Borrower will collect with diligence all Borrower's Accounts. Any collection of Accounts by Borrower, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank. If an Event of Default has occurred, Borrower shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections daily to Bank in the identical form received. The



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proceeds of such collections when received by Bank may be applied by Bank directly to the payment of the Loan Accounts or to any other obligation secured hereby. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank's option may be charged to Borrower's deposit account with Bank. All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.

        10. RETURNS AND ADJUSTMENTS. Until Bank exercises its rights to collect the Accounts pursuant to SECTION 18 hereof, Borrower may continue its present policies with respect to returned merchandise and adjustments. However, Borrower shall immediately notify Bank of all cases involving repossessions, and material loss or damage of or to merchandise represented by the Accounts.

        11. REPRESENTATIONS AND WARRANTIES. Borrower represents and wan-ants to
Bank: (a) That Borrower is a corporation, duly organized and existing in the State of its incorporation and the execution, delivery and performance of each of the Loan Documents are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; (b) Borrower is, and at the time the Collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, and at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein and to Permitted Liens; (c) Each Account is, and at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (d) That there are and will be no defenses, counterclaims, or setoffs which may be asserted against the Accounts from time to time represented by Borrower to be Eligible Accounts, except as permitted in the definition thereof; (e) Any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is and will be true and correct; (f) There is no litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority; (g)(i) The consolidated and consolidating balance sheets of Borrower dated as of April 30, 1997 and the related consolidated and consolidating profit and loss statements for the fiscal year ending December 31, 1996, copies of which have heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection With Borrower's request for credit are true and correct, and said balance sheet and profit and loss statement accurately present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with GAAP, (ii) since such date, there have been no material adverse changes in the financial condition of Borrower, and (iii) Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a Materially Adverse Effect upon its financial condition, operations or business as now conducted; (h) Borrower has no liability for any delinquent local, state or federal taxes, and, if Borrower has



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contracted with any government agency, it has no liability for renegotiation of profits; and (i) Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, trade names, copyrights, patents, patent rights and license rights of others.

        12. NEGATIVE COVENANTS. Borrower agrees that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or the commitment of Bank hereunder is in effect, neither Borrower, nor any of its subsidiaries will, without the prior written consent of Bank:

              A. Make any substantial change in the character of its business as now conducted.

              B. Create, incur, assume or permit to exist any Indebtedness other than loans from Bank except obligations now existing as shown in the financial statements referred to in SECTION 11(g)(i) hereof, excluding those being refinanced by Bank, Subordinated Debt and Permitted Indebtedness; or sell or transfer, either with or without recourse, any accounts or notes receivable or any monies due or to become due.

              C. Create, incur, assume or permit to exist any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other tide retention agreement) upon any asset now owned or hereafter acquired by it, other than Permitted Liens and liens in favor of Bank.

              D. Sell, dispose of or grant a security interest in any of the Collateral other than to Bank (other than the disposing of such Collateral in the ordinary and normal course of its business as now conducted or other assets which are obsolete or otherwise considered surplus), or execute any financing statements covering the Collateral in favor of any secured party or Person other than Bank.

              E. Make any loans or advances to any Person or other entity other than in the ordinary and normal course of its business as now conducted (provided that such loans or advances are not made to any Person or entity which is controlled by or under common control with Borrower) or make any investment in the securities of any Person or other entity except as set forth in Borrower's Investment Policy, a copy of which is attached hereto as Exhibit B and is incorporated herein by this reference.

              F. Purchase or otherwise acquire all or substantially all of the assets or business of any Person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefore; or, except in the ordinary and normal course of its business as now conducted, sell (including, without limitation, the selling of any property or other asset accompanied by the leasing back of the same) any assets including any fixed assets, any property, or other assets necessary for the continuance of its business as now conducted, provided that Bank's consent shall not be unreasonably withheld.

              G. Declare or pay any dividend or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock other than in dividends or distributions payable in Borrower's or any such subsidiary's capital stock,



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except pursuant to bona fide employee stock option plans approved by the board of directors of Borrower.

        13. AFFIRMATIVE COVENANTS. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or the commitment of Bank hereunder is in effect, it will:

              A. Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein;

              B. Upon reasonable notice to Borrower, permit representatives of Bank to inspect Borrower's books and records relating to the Collateral and make extracts therefrom, with results satisfactory to Bank, provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business, and to arrange for the verification and audit of the Accounts on an annual basis by Bank's Asset Based Department, under reasonable procedures, acceptable to Bank, directly with the account debtors or otherwise, all at Borrower's sole expense; provided, however, the cost for each such audit of the Accounts shall not exceed $1,500.00.

              C. Promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other Persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereto;

              D. Reimburse Bank upon demand for any and all legal costs, including reasonable attorneys' fees, and other expense incurred in collecting any sums payable by Borrower under the Loan Accounts or any other obligation secured hereby, enforcing any term or provision of this Loan Agreement or collection of the Collateral and the preparation and enforcement of any agreement relating thereto;

              E. Notify Bank of each location and of each office of Borrower at which records of Borrower relating to the Accounts are kept;

              F. Provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms and companies as Bank may require (to the extent customarily maintained by businesses similar to Borrower) and with loss payable to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank;

              G. In the event the unpaid balance of any of the Loan Accounts shall exceed the maximum amount of outstanding loans to which Borrower is entitled under Sections 1 and 2 hereof, as applicable, Borrower shall immediately pay to Bank for credit to such Loan Account the amount of such excess;



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

              H. Maintain and preserve all rights, franchises and other authority adequate and necessary for the conduct of its business and maintain and preserve its existence in the State of its incorporation and any other state(s) in which Borrower conducts its business, except with respect to such other state(s), as the failure to do so would not have a Material Adverse Effect;

              I. Maintain public liability, property damage and workers compensation insurance and insurance on all its insurable property against fire and other hazard with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to Bank, and certificates naming Bank as a loss payee;

              J. Pay and discharge, before the same becomes delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its other liabilities at any time existing, except to the extent and so long as: (i) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Materially Adverse Effect or the loss of any right or redemption from any sale thereunder; and (ii) it shall have set aside on its books reserves (segregated to the extent required by GAAP);

              K. Maintain a standard and modern system of accounting in accordance with GAAP on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times; provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business;

              L. Maintain its properties, equipment and facilities in good order and repair; and

              M. Prior to allowing any of Borrower's raw materials, work in process, finished goods inventory and property, plant and equipment to be transported to or be held at any contract manufacturer, warehouse or other location (other than with bonafide distributors and retail accounts), Borrower shall provide notice to Bank and Borrower shall have complied with such filing and notice requirements as shall, in Bank's opinion, assure Borrower's and Bank's priority in such property over creditors of such contract manufacturer, warehouseman or operator of such other location, including, without limitation, making filings under California Commercial Code 2326, providing notice under California Commercial Code 9114 and making filings and publications as required under California Civil Code 3440.1 and 3440.5 All such filings, notices and publications shall be in form and substance satisfactory to Bank.

        14. FINANCIAL COVENANTS AND INFORMATION. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with GAAP as used in the United States of America applied on a basis consistent with previous years. Compliance with financial covenants shall be calculated and monitored on a monthly basis, except as shall be expressly stated to the contrary. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, it will, on a consolidated basis:

              A. Maintain a minimum quick ratio (meaning all cash plus Accounts divided by current liabilities) of 1.00 to one (1.00:1.00).



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

              B. Maintain a minimum tangible net worth (meaning all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items), less all liabilities, plus Subordinated Debt) of not less than $2,250,000.00.

              C. Measured only for the fiscal quarter ending September 30, 1997, have a minimum net product sales of not less than $2,300,000.00.

              D. Beginning with the quarter ending June 30, 1998 and every quarter thereafter, maintain a minimum cash flow coverage ratio (meaning for such quarter net income plus depreciation plus amortization divided by the next fiscal quarter's current portion of long term debt (including the next fiscal quarter's portion of capital leases due within ninety (90) days) of not less than 1.25 to one (1.25:1.00).

              E. As soon as it is available, but not later than ninety (90) days after the end of Borrower's fiscal year, deliver to Bank unqualified copies of Borrower's consolidated financial statements together with changes in financial position.

              F. As soon as it is available, but not later than twenty-five (25) days after and as of the end of the month, deliver to Bank internally prepared financial statements prepared in accordance with GAAP consisting of a balance sheet and profit and loss statement in form satisfactory to Bank, and a Compliance Certificate in the form of EXHIBIT C attached hereto and incorporated herein by this reference, certified by an officer of Borrower.

              G. As soon as it is available, but not later than ten (10) days after and as of the end of each month, deliver to Bank, in such form and detail as Bank may require, statements showing aging and reconciliation of the Accounts and collections thereon and Borrower's accounts payable and a Borrowing Base Certificate in the form of EXHIBIT D attached hereto and incorporated herein by this reference, certified by an officer of Borrower.

              H. Upon the reasonable request of Bank, deliver to Bank current budgets, sales projections, operating plans and other financial exhibits and information in form and substance satisfactory to Bank.

              I. Upon any officer becoming aware, deliver immediately to Bank written notice of any pending or threatened litigation claiming, or reasonably likely to result in, damages against Borrower in an amount in excess of $50,000-00.

        15. LOAN FEE. Borrower has paid, and Bank hereby acknowledges receipt of, (a) in respect of the Facility-A Commitment, a loan fee in the amount of Ten Thousand Dollars ($10,000.00) and (b) in respect of the Facility-B Commitment, a loan fee in the amount of Five Thousand Six Hundred Twenty-Five Dollars ($5,625.00).

        16. BANKING RELATIONSHIP. Borrower will maintain its primary operating and depository accounts with Bank.

        17. DEFAULT AND REMEDIES. The occurrence of any one or more of the following shall constitute an "Event of De fault": (a) Default be made in the payment of any obligation by Borrower under any Loan Document; (b) Except for any failure to pay as described in clause (a) above, breach be made in any warranty, statement, promise, term or condition, contained herein or in any other Loan Document and the same shall not have been cured to the satisfaction of Bank within fifteen (15) days after Borrower shall have become aware thereof, whether by written notice from Bank, or otherwise, (except that no cure period shall exist for breaches in respect of Borrower's obligations under SECTION 12, SUBSECTIONS 13A, B C, F, G, H and I, SUBSECTIONS 14A, B, C, D, E, F and G of this Loan Agreement, and Sections 1 and 2 of the General Security Agreement); (c) Any statement, warranty or representation made by Borrower at any time proves false; (d) Borrower defaults in the repayment of any principal of or the payment of any interest on any indebtedness exceeding in the aggregate principal amount $250,000.00 or breaches or violates any term or provision of any promissory note, loan agreement, mortgage, indenture or other evidence of such indebtedness pursuant to which amounts outstanding in the aggregate exceed 50,000.00 if the effect of such breach is to permit the acceleration of such indebtedness, whether or not waived by the note holder or obligee, and such failure shall not have been cured to Bank's satisfaction within fifteen (15) calendar days after Borrower shall become aware thereof, whether by written notice from Bank or otherwise, or there has in fact been an acceleration of such indebtedness; (e) Borrower becomes insolvent or makes an assignment for the benefit of creditors; (f) Any proceeding be commenced by Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute or, any such a proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Loans will be made prior to the dismissal of such proceeding); (g) Any money judgment, writ of attachment, garnishment, execution or other legal process be entered against Borrower or issued against any material property of Borrower which is not fully covered by insurance (subject to reasonable deductibles) and remain unvacated, unbonded, unstayed or unpaid or undischarged for more than fifteen (15) days (whether or not consecutive) or in any event later than five (5) days prior to the date of any proposed sale thereunder, or if any assessment for taxes against Borrower other than real property, is made by the Federal or State government or any department thereof-, or (h) Any change in Borrower's financial condition, prospects or operations which has a Material Adverse Effect. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (i) Terminate its obligation to make loans to Borrower as provided in SECTIONS 1 AND 2 hereof; (ii) Declare all sums secured hereby immediately due and payable; (iii) immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (iv) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (v) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (vi) Retain the Collateral in full satisfaction of the obligations secured thereby as permitted under the Uniform Commercial Code; or (vii) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expanded therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of the Collateral to pay all obligations secured by this Loan Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

        18. COLLECTION OF ACCOUNTS BY BANK. After and during the continuance of an Event of Default Bank may, without prior notice to Borrower, collect the Accounts and may give notice of assignment to any and all account debtors, and Borrower does hereby make, constitute and appoint Bank its irrevocable, true and lawful attorney with power (a) to receive, open and dispose of all mail addressed to Borrower, (b) to endorse the name of Borrower upon any checks or other evidences of payment that may come into the possession of Bank upon the Accounts, (c) to endorse the name of Borrower upon any document or instrument relating to the Collateral, in its name or otherwise, (d) to demand, sue for, collect and give acquittances for any and all moneys due or to become due upon the Accounts, (e) to compromise, prosecute or defend any action, claim or proceeding with respect thereto and (f) to do any and all things necessary and proper to carry out the purpose herein contemplated.

        19. RECORDS RETENTION. Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four (4) months from the time such items are delivered to Bank.

        20. ATTORNEYS FEES. Borrower agrees to reimburse Bank for its reasonable attorneys' fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Loan Documents, which fees and expenses shall not exceed $7,500.00.

        21. GOVERNING LAW; JUDICIAL REFERENCE

              A. GOVERNING LAW. This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

              B. JUDICIAL REFERENCE.

                    (i) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Loan Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date") (defined as the date on which a party subject to this Loan Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Loan Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the real property, if any, is located or Los Angeles County, if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his/her representative.) The referee shall be appointed to sit as a temporary judge, with ail of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP
170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgement shall be entered pursuant to CCP 6" in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Loan Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary an/or provisional remedies, as appropriate.

                    (ii) Except as expressly set forth in this Loan Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

                    (iii) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

                    (iv) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, 1280 through 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

        22. MISCELLANEOUS PROVISIONS.

              A. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

              B. No failure or delay on the part of Bank, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

              C. All rights and remedies existing under this Agreement or any other Loan Document are cumulative to, and not exclusive of, any rights or remedies otherwise available.

              D. All headings and captions in this Loan Agreement and any related documents are for convenience only and shall not have any substantive effect.

              E. This Loan Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Borrower and Bank.

BANK:                                      BORROWER:

IMPERIAL BANK                              BROCADE COMMUNICATIONS SYSTEMS, INC.
a California corporation

By:  /s/  James B. Rutter                  By:  /s/  Carl Lee
   ---------------------------------          ---------------------------------
Name:  James B. Rutter                            B. Carl Lee
     -------------------------------              Vice President and CFO
Title:  Senior Vice President
      ------------------------------